Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of the 29th day of June, 2015, among HERITAGE-CRYSTAL CLEAN, LLC, an Indiana limited liability company (the “Borrower”), HERITAGE-CRYSTAL CLEAN, INC., a Delaware corporation (“Holdings”), each Subsidiary of the Borrower from time to time party to the Credit Agreement referred to below (collectively with Holdings, the “Guarantors”; and the Guarantors together with the Borrower, the “Loan Parties”), each lender from time to time party to such Credit Agreement (collectively, the “Lenders” and individually, each a “Lender”), and BANK OF AMERICA, N.A., as the Administrative Agent (the “Agent”).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Agent are party to that certain Amended and Restated Credit Agreement, dated as of February 5, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Loan Parties and the Required Lenders have agreed to make certain amendments and updates to the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Third Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.Amendments to Section 1.01(Definitions) of the Credit Agreement.

(a)Clause (c) of the definition of “Base Rate” is hereby amended to read by deleting clause (c) and inserting the following:

“(c) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”

(b)Clause (b) of the definition of “Change of Control” is hereby amended to read in its entirety as follows:

“(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;”

(c)The definition of “Swing Line Loan Notice” is hereby amended by replacing the word “from” contained therein with the word “form”.

(d)The following definitions are hereby added to Section 1.01 in the appropriate alphabetical order:

“Third Amendment” means the Third Amendment to Amended and Restated Credit Agreement, dated as of the Third Amendment Date, among the Borrower, the other Loan Parties, the Lenders and the Administrative Agent.

“Third Amendment Date” means June 29, 2015.

3.Amendment to add new Section 2.02(f) of the Credit Agreement. A new Section 2.02(f) is hereby added to the Credit Agreement, in appropriate numerical order, to read in its entirety as follows:

“(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.”

4.Amendment to Section 11.06(b)(v) (No Assignment to Certain Persons) of the Credit Agreement. Clause (C) of Section 11.06(b)(v) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).”

5.Amendment to Section 11.06(c) (Register) of the Credit Agreement. The first sentence of Section 11.06(c) of the Credit Agreement is hereby amended by deleting the word “an” appearing immediately before the word “agent” therein and replacing it with the words “a non-fiduciary”.

6.Amendment to Section 11.07 (Treatment of Certain Information; Confidentiality) of the Credit Agreement. Section 11.07 of the Credit Agreement is hereby amended to insert the following new sentence immediately after the first sentence thereof:

“In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Loans.”

7.Conditions to Effectiveness. This Third Amendment shall be deemed effective when (i) the Agent shall have received counterpart signature pages to this Third Amendment duly executed and delivered by the Borrower, each other Loan Party and the Required Lenders, and (ii) arrangements completely satisfactory to the Agent shall have been made for the payment at closing of all fees and expenses incurred in connection with this Third Amendment (including the fees and expenses of counsel for the Agent) to the extent invoiced on or prior to the date hereof.

8.Representations and Warranties. The Borrower and each other Loan Party jointly and severally represents and warrants to the Agent and the Lenders as follows:

(a)The execution, delivery and performance of this Third Amendment (i) are within the authority of each of the Loan Parties, (ii) have been duly authorized by all necessary corporate proceedings by each of the corporate Loan Parties, and by all necessary proceedings by the managers or members (as required) by each of the limited liability company Loan Parties, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Loan Parties is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Loan Parties so as to materially adversely affect the assets, business or any activity of the Loan Parties, and (iv) do not conflict with any provision of the corporate charter, articles of incorporation or bylaws of the corporate Loan Parties, the articles of organization or operating agreements of the limited liability company Loan Parties, or any agreement or other instrument binding upon any of the Loan Parties.

(b)The execution, delivery and performance of this Third Amendment will result in valid and legally binding obligations of the Loan Parties enforceable against them in accordance with the terms and provisions hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)The execution, delivery and performance by the Loan Parties of this Third Amendment do not require any approval or consent of, or filing with, any third party or governmental agency or authority.

(d)The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, after giving effect to this Third Amendment, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. For purposes of this Paragraph 8(d), (i) the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement and (ii) the representations and warranties contained in Section 5.15 shall include any and all reports, financial statements, certificates and other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Agent or any Lender in connection with or relating to this Third Amendment.

(e)Both before and after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing.

9.No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly provided herein, to otherwise modify any provision of the Credit Agreement or other Loan Document, or (ii) give rise to any defenses or counterclaims to any Lender’s right to compel payment of the Obligations when due or to otherwise enforce its rights and remedies under the Credit Agreement and the other Loan Documents.

10.Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents, all documents, instruments and agreements related thereto and the Obligations are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Third Amendment.

11.GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

12.Counterparts; Etc. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this Third Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects. This Third Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Third Amendment to
Amended and Restated Credit Agreement (BOA-HCCI)]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Amended and Restated Credit Agreement as of the date first set forth above.

Borrower:

HERITAGE-CRYSTAL CLEAN, LLC, an
Indiana limited liability company

By:    /s/ Greg Ray
Name:     Greg Ray
Title:     Chief Operating Officer and Secretary

[Signatures continued on following pages]

By its signature below, each of Holdings and Mirachem, LLC (“Mirachem”) hereby acknowledges and agrees to the terms of this Third Amendment, including, without limitation, the representations and warranties applicable to Holdings and Mirachem contained herein. Each of Holdings and Mirachem hereby affirms its obligations of payment and performance under Article X of the Credit Agreement, and agrees that all “Obligations”, as defined in the Credit Agreement and after giving effect to this Third Amendment, are covered by and guaranteed under the Guaranty provided under such Article X.

HERITAGE-CRYSTAL CLEAN, INC.,
a Delaware corporation

By:    /s/ Greg Ray
Name:     Greg Ray
Title:     Chief Operating Officer and Secretary

MIRACHEM, LLC, a Delaware limited liability company

By: QUATIX, LLC, its Member
By:    /s/ Patrick J. Doughty
Name:     Patrick J. Doughty
Title:    Manager

By: HERITAGE-CRYSTAL CLEAN, LLC, its Member

By:    /s/ Greg Ray
Name:     Greg Ray
Title:     Chief Operating Officer and Secretary

[Signatures continued on following pages]

By its signature below, each of the entities signatory below hereby acknowledges and agrees to the terms of this Third Amendment, including, without limitation, the representations and warranties applicable to such entities contained herein. Each of the entities signatory below hereby agrees to its obligations of payment and performance under Article X of the Credit Agreement, and agrees that all “Obligations”, as defined in the Credit Agreement and after giving effect to this Third Amendment, are covered by and guaranteed under the Guaranty provided under such Article X.

HERITAGE-CRYSTAL CLEAN, LIMITED, a
Canadian corporation

/s/ John O. Lucks
Name:    John O. Lucks
Title:    Vice President

SAV-TECH SOLVENT INC., a Canadian
corporation

/s/ John O. Lucks
Name:    John O. Lucks
Title:    Vice President

HCC Corporation, LLC (f/k/a FCC
ENVIRONMENTAL, LLC, a Delaware limited liability
company

/s/ Greg Ray
Name:    Greg Ray
Title:    Vice President

INTERNATIONAL PETROLEUM CORP. OF
DELAWARE, a Delaware corporation

/s/ Greg Ray
Name:    Greg Ray
Title:    President

FCC LUBRICANTS, LLC, a Delaware limited liability
company

/s/ Greg Ray
Name:    Greg Ray
Title:    Vice President and Manager

[Signatures continued on following pages]

BANK OF AMERICA, N.A., as Lender, L/C Issuer and Swing Line Lender

By:    /s/ Jeffrey Armitage
Name:     Jeffrey Armitage
Title:     Managing Director

BANK OF AMERICA, N.A., as Administrative Agent

By:    /s/ DeWayne D. Rosse
Name:     DeWayne Dr. Rosse
Title:     Assistant Vice President

Wells Fargo Bank, n.a., as Lender

By:    /s/ Jeff Lobbezoo
Name:     Jeff Lobbezoo
Title:     Senior Vice President

ASSOCIATED BANK, National Association, as Lender

By:    /s/ Shilpa Hingwe
Name:     Shilpa Hingwe
Title:     Vice President

BMO HARRIS BANK N.A., as Lender

By:    /s/ Joseph C. Mikulskis
Name:     Joseph C. Mikulskis
Title:     Senior Vice President

COMPASS BANK, as Lender

By:    /s/ Charles Randolph
Name:     Charles Randolph
Title:     Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender

By:    /s/ James A. Gelle
Name:     James A. Gelle
Title:     Vice President